                          PROFESSIONAL DENTAL TECHNOLOGIES, INC.
                        Pro Forma Consolidated Statement of Income
                          For the Quarter Ending January 31, 1999
                                         Exhibit 7


                                                        ----------------------------------------------------------------
                                                                                       Reverse Split &
                                                                                           Buyback
                                                                 As Reported             Adjustments          Pro Forma
                                                        ----------------------------------------------------------------

SALES                                                             $    6,496                                   $  6,496

COST OF GOODS SOLD                                                     2,786                                      2,786
                                                        ----------------------------------------------------------------

   Gross profit                                                        3,710                                      3,710

OPERATING EXPENSES                                                     3,434                                      3,434
                                                        ----------------------------------------------------------------

   Income from operations                                                276                                        276

OTHER INCOME (EXPENSE):
   Affiliate activity                                                   (10)                                       (10)
   Interest expense                                                     (54)                                       (54)
   Miscellaneous income (expense)                                         18                    (7)                  11
                                                        ----------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                               230                    (7)                 223

PROVISIONS FOR INCOME TAXES                                               95                    (3)                  92
                                                        ----------------------------------------------------------------

NET INCOME                                                        $      135          $         (4)            $    131
                                                        ================================================================

WEIGHTED AVERAGE OF OUTSTANDING SHARES                            14,148,000           (14,146,690)               1,310

BASIC EARNINGS PER SHARE                                          $     0.01                                   $ 100.00
                                                        ================================================================

DILUTED EARNINGS PER SHARE                                        $     0.01                                   $ 100.00
                                                        ================================================================

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                     Professional Dental Technologies, Inc.
              Notes to Pro Forma Consolidated Statements of Income
                      January 31, 1999 and October 31, 1998


1.   Reverse Split and Buyback Adjustments:

     The pro forma statements of income reflect the reduction in interest income, net of income taxes, to give effect to the $650,000 reduction of cash and cash equivalents to acquire the estimated fractional common shares outstanding after the 1-for-10,000 reverse common stock split at $6,500 per share, as if the reverse split and buyback occurred at October 31, 1997.

     The pro forma basic and diluted earnings per share reflect the lower net income and the lower number of common shares outstanding after the reverse stock split and buyback of fractional common shares at $6,500 per share.